UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2026

VitaNova Life Sciences Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-218733	35-2583762
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 E Broadway, Suite 603, New York, NY 10002

(Address of principal office)

+1-516-886-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VNOV	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 19, 2026, the Board of Directors of VitaNova Life Sciences Corporation (the “Company”) appointed Steve Niu, the Company’s Chief Financial Officer, to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his earlier resignation or removal . Mr. Niu will not receive any additional compensation for his service as a director.

Mr. Niu, age 64, has been our Chief Financial Officer since January 2024. Prior to joining the Company, Mr. Niu served as the President of Triangle Accounting, Inc. from 2001 to 2024. He specializes in U.S. federal and state taxation, international taxation, U.S. and Chinese regulatory compliance and foreign income consulting. He earned his Ph.D. and Master’s degree in Computer Information Systems  from Carleton University, Canada, in 2001 and 1998, respectively. In 1984, he graduated from Xi’an University of Science and Technology with a Bachelor’s degree in Mining Engineering.

 Our Board of Directors of the Company has determined that Mr. Niu doesn’t qualify as an independent director, as defined under the applicable corporate governance standards of Nasdaq. There are no arrangements or understandings between Mr. Niu and any other persons pursuant to which he was appointed as director of the Company, and there are no family relationships involving Mr. Niu requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2026

VitaNova Life Sciences Corporation

By:	/s/ Rose Kelly
Rose Kelly
Chief Executive Officer and Director (Principal Executive Officer)

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